Exhibit 99.1

EARNINGS RELEASE

CONTACT

Mike Fowler

Chief Financial Officer

(615) 732-7404

CapStar Financial Holdings, Inc. Reports Second Quarter 2020 Results

Strong Pre-tax Pre-provision Income led by Record Mortgage Results

NASHVILLE, TN, July 23, 2020 GlobeNewswire -- CapStar Financial Holdings, Inc. (“CapStar”) (NASDAQ:CSTR) today reported second quarter net income of $6.2 million and pre-tax pre-provision income of $9.6 million.  Diluted earnings per share were $0.34, an increase of $0.03 from the second quarter of 2019. Excluding merger-related charges, diluted operating(1) earnings per share were $0.36, a decline of $0.02 from the second quarter of 2019. Return on average assets and return on average equity for the second quarter of 2020 were 1.06% and 8.83%, respectively.  On an operating basis, return on average assets was 1.11% and return on average tangible common equity was 11.02%.  Net income for the quarter included provision for loan losses of $1.6 million, severance expense of $1.4 million, and merger related expenses of $448,000.

“I am proud of the CapStar team for their remarkable dedication during an extremely challenging operating environment,” said Timothy K. Schools, CapStar’s president and CEO.  “In keeping with our vision, mission and values, we have been unwavering in our commitment to support our employees, clients and communities through the public health crisis. Our non-financial center work force mobilized to working 100% remotely and continues to provide outstanding service. Importantly, we prioritized client assistance by offering loan deferrals and took a leadership position in facilitating PPP loans to protect all local business – both clients and non-clients – as they navigate the challenges presented by COVID-19.  Our inclusive and response-driven approach is supporting our communities and presents the prospect for many new and expanded relationships.”

“In the second quarter, we delivered solid financial results with strong pre-tax pre-provision revenue led by our mortgage and Tri-Net divisions,” continued Schools.  “During the quarter, we saw a significant rise in both loans related to PPP and in deposits which will bring short-term compression to our net interest margin and we continued to actively monitor our portfolio to identify potential weaknesses.  On July 1, we completed our merger with The Bank of Waynesboro and The First National Bank of Manchester, creating an approximately $3 billion financial institution which will enhance our funding profile, diversify our loan portfolio, expand our geographic reach, and improve our net interest margin, efficiency ratio, and return on assets."

Soundness

•	Allowance for loan losses to total loans was 1.32% at June 30, 2020 compared to 0.90% at June 30, 2019.
•	Annualized net charge-offs to average loans were 0.18% for the three months ended June 30, 2020 compared to 0.02% for the same period in 2019.
•	Non-performing assets to total loans and OREO were 0.20% at June 30, 2020 compared to 0.16% at June 30, 2019.
•	The leverage ratio was 10.08% at June 30, 2020 compared to 11.01% at June 30, 2019.
•	The total risk based capital ratio was 16.76% at June 30, 2020 compared to 13.29% at June 30, 2019.

(1) Operating measures exclude merger-related expenses unrelated to CapStar’s normal operations. For a discussion and reconciliation of the Non-GAAP operating measures that exclude merger-related costs unrelated to CapStar’s normal operations, see the section titled “Non-GAAP Disclaimer” and the Non-GAAP financial measures section of the financial statements.

Profitability

•	Operating annualized return on average assets for the three months ended June 30, 2020 was 1.11% compared to 1.40% for the same period in 2019.
•	Operating annualized return on average tangible equity for the three months ended June 30, 2020 was 11.02% compared to 13.05% for the same period in 2019.
•

Net interest margin for the three months ended June 30, 2020 was 3.23% compared to 3.68% for the same period in 2019; approximately 17 bps of the decline is attributed to the impact of PPP loans and an increase in cash due to significant deposit growth during the quarter.

•	The operating efficiency ratio for the three months ended June 30, 2020 was 64.87% compared to 61.39% for the same period in 2019.
•	Operating annualized pre-tax pre-provision income to average assets for the three months ended June 30, 2020 was 1.71% compared to 1.86% for the same period in 2019.

Growth

•	Average deposits for the quarter ended June 30, 2020 increased 21.1% to $2.03 billion, compared to $1.68 billion for the same period in 2019.
•	Average gross loans for the quarter ended June 30, 2020 increased 6.3% to $1.56 billion, compared to $1.47 billion for the same period in 2019.
•	Pre-tax pre-provision earnings for the quarter ended June 30, 2020 increased 26.3% to $9.6 million, compared to $7.6 million for the quarter ended June 30, 2019.
•	Tangible book value per share for the quarter ended June 30, 2020 increased 9.7% to $13.02, compared to $11.87 for the quarter ended June 30, 2019.

Dividend

On July 23, 2020, the board of directors of CapStar approved a quarterly dividend of $0.05 per common share that will be paid on August 27, 2020 to shareholders of record of CapStar’s common stock as of the close of business on August 13, 2020.

Conference Call and Webcast Information

CapStar will host a conference call and webcast at 9:00 a.m. Central Time on Friday, July 24, 2020. During the call, management will review the second quarter results and operational highlights. Interested parties may listen to the call by dialing (844) 412-1002. The conference ID number is 4376815. A simultaneous webcast may be accessed on CapStar’s website at ir.capstarbank.com by clicking on “News & Events.” An archived version of the webcast will be available in the same location shortly after the live call has ended.

About CapStar Financial Holdings, Inc.

CapStar Financial Holdings, Inc. is a bank holding company headquartered in Nashville, Tennessee and operates primarily through its wholly owned subsidiary, CapStar Bank, a Tennessee-chartered state bank. CapStar Bank is a commercial bank that seeks to establish and maintain comprehensive relationships with its clients by delivering customized and creative banking solutions and superior client service. As of June 30, 2020, on a consolidated basis, CapStar had total assets of $2.45 billion, gross loans of $1.59 billion, total deposits of $2.10 billion, and shareholders’ equity of $282.0 million. Visit www.capstarbank.com for more information.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, as defined by federal securities laws, including statements about CapStar and its financial outlook and business environment. These statements are based on current expectations and are provided to assist in the understanding of our operations and future financial performance. Our operations and such performance involves risks and uncertainties, including but in no way limited to the effect of the COVID-19 pandemic, that may cause actual results to differ materially from those expressed or implied in any such statements. For a discussion of some of the risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to CapStar’s filings with the Securities and Exchange Commission, including its 2019 Annual Report on Form 10-K under the sections entitled “Forward-Looking Statements” and “Item 1A Risk Factors.”  Forward-looking statements speak only as of the date they are made, and except as otherwise required by applicable law, we undertake no obligation to update or revise forward-looking statements.

NON-GAAP MEASURES

This release includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.”

Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Consolidated Statements of Income (unaudited) (dollars in thousands, except share data)

Second quarter 2020 Earnings Release

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Interest income:
Loans, including fees	$19,086	$20,999	$38,823	$41,591
Securities:
Taxable	1,096	1,165	2,272	2,512
Tax-exempt	312	363	633	739
Federal funds sold	—	6	—	25
Restricted equity securities	140	214	282	401
Interest-bearing deposits in financial institutions	107	411	469	857
Total interest income	20,741	23,158	42,479	46,125
Interest expense:
Interest-bearing deposits	831	1,827	2,732	3,420
Savings and money market accounts	731	1,782	2,283	3,500
Time deposits	1,416	2,217	2,897	4,030
Federal funds purchased	—	—	—	4
Securities sold under agreements to repurchase	—	—	—	5
Federal Home Loan Bank advances	88	324	231	1,156
Total interest expense	3,066	6,150	8,143	12,115
Net interest income	17,675	17,008	34,336	34,010
Provision for loan losses	1,624	—	9,177	886
Net interest income after provision for loan losses	16,051	17,008	25,159	33,124
Noninterest income:
Treasury management and other deposit service charges	691	813	1,466	1,611
Net gain (loss) on sale of securities	13	(121)	40	(108)
Tri-Net fees	1,260	1,024	1,860	1,664
Mortgage banking income	7,123	3,087	9,376	4,472
Wealth management fees	374	334	781	639
Interchange and debit card transaction fees	729	991	1,454	1,569
Other noninterest income	633	904	1,720	1,920
Total noninterest income	10,823	7,032	16,697	11,767
Noninterest expense:
Salaries and employee benefits	12,305	8,563	20,307	16,995
Data processing and software	2,100	1,862	3,964	3,336
Professional fees	581	501	1,216	1,043
Occupancy	797	809	1,616	1,692
Equipment	680	1,026	1,431	1,878
Regulatory fees	333	272	496	546
Merger related expenses	448	1,711	738	2,305
Amortization of intangibles	375	419	761	850
Other operating	1,315	1,307	2,616	2,551
Total noninterest expense	18,934	16,470	33,145	31,196
Income before income taxes	7,940	7,570	8,711	13,695
Income tax expense	1,759	1,814	1,184	3,160
Net income	$6,181	$5,756	$7,527	$10,535
Per share information:
Basic net income per share of common stock	$0.34	$0.33	$0.41	$0.59
Diluted net income per share of common stock	$0.34	$0.31	$0.41	$0.56
Weighted average shares outstanding:
Basic	18,307,083	17,663,992	18,349,998	17,723,286
Diluted	18,320,006	18,650,706	18,381,866	18,740,322

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2020 Earnings Release

	Five Quarter Comparison
	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19
Income Statement Data:
Net interest income	$17,675	$16,661	$16,581	$17,156	$17,008
Provision for loan losses	1,624	7,553	—	(125)	—
Net interest income after provision for loan losses	16,051	9,108	16,581	17,281	17,008
Treasury management and other deposit service charges	691	775	736	788	813
Net gain (loss) on sale of securities	13	27	9	—	(121)
Tri-Net fees	1,260	599	274	847	1,024
Mortgage banking income	7,123	2,253	2,316	2,679	3,087
Wealth management fees	374	407	407	379	334
Interchange and debit card transaction fees	729	724	928	754	991
Other noninterest income	633	1,089	1,049	1,341	904
Total noninterest income	10,823	5,874	5,719	6,788	7,032
Salaries and employee benefits	12,305	8,002	9,318	9,229	8,563
Data processing and software	2,100	1,864	1,835	1,790	1,862
Professional fees	581	636	531	528	501
Occupancy	797	820	795	858	809
Equipment	680	751	834	1,012	1,026
Regulatory fees	333	163	28	18	272
Merger related expenses	448	290	163	187	1,711
Amortization of intangibles	375	386	397	408	419
Other operating	1,315	1,299	1,365	1,501	1,307
Total noninterest expense	18,934	14,211	15,266	15,531	16,470
Net income before income tax expense	7,940	771	7,034	8,538	7,570
Income tax (benefit) expense	1,759	(575)	1,613	2,072	1,814
Net income	$6,181	$1,346	$5,421	$6,466	$5,756
Weighted average shares - basic	18,307,083	18,392,913	18,350,994	17,741,778	17,663,992
Weighted average shares - diluted	18,320,006	18,443,725	18,443,916	18,532,479	18,650,706
Net income per share, basic	$0.34	$0.07	$0.30	$0.36	$0.33
Net income per share, diluted	0.34	0.07	0.29	0.35	0.31
Balance Sheet Data (at period end):
Cash and cash equivalents	$368,820	$91,450	$101,269	$154,021	$156,085
Securities available-for-sale	223,034	219,213	213,129	203,500	194,957
Securities held-to-maturity	2,699	3,306	3,313	3,319	3,721
Loans held for sale	129,807	186,937	168,222	129,613	89,629
Total loans	1,592,725	1,446,835	1,420,102	1,411,768	1,440,617
Allowance for loan losses	(21,035)	(20,114)	(12,604)	(12,828)	(12,903)
Total assets	2,445,172	2,072,585	2,037,201	2,033,911	2,018,421
Non-interest-bearing deposits	546,974	442,789	312,096	352,266	326,550
Interest-bearing deposits	1,548,591	1,320,920	1,417,355	1,379,497	1,396,220
Federal Home Loan Bank advances and other borrowings	39,464	10,000	10,000	10,000	10,000
Total liabilities	2,163,222	1,796,795	1,764,155	1,765,829	1,755,757
Shareholders' equity	$281,950	$275,790	$273,046	$268,082	$262,664
Total shares of common stock outstanding	18,302,188	18,307,802	18,361,922	18,343,403	17,561,476
Total shares of preferred stock outstanding	—	—	—	—	878,048
Book value per share of common stock	$15.41	$15.06	$14.87	$14.61	$14.44
Tangible book value per share of common stock*	13.02	12.66	12.45	12.17	11.87
Market value per share of common stock	$12.00	$9.89	$16.65	$16.58	$15.15
Capital ratios:
Total risk based capital	16.76%	13.68%	13.45%	13.46%	13.29%
Tier 1 risk based capital	13.76%	12.56%	12.73%	12.71%	12.53%
Common equity tier 1 capital	13.76%	12.56%	12.73%	12.71%	12.01%
Leverage	10.08%	11.23%	11.37%	11.24%	11.01%

_____________________

*This metric is a non-GAAP financial measure.  See Non-GAAP disclaimer in this earnings release and below for discussion and reconciliation to the most directly comparable GAAP financial measure.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Selected Quarterly Financial Data (unaudited) (dollars in thousands, except share data)

Second quarter 2020 Earnings Release

	Five Quarter Comparison
	6/30/20	3/31/20	12/31/19	9/30/19	6/30/19
Average Balance Sheet Data:
Cash and cash equivalents	$257,709	$114,272	$115,100	$129,114	$93,523
Investment securities	238,762	226,537	225,265	211,460	228,283
Loans held for sale	176,193	180,401	140,731	101,835	91,585
Loans	1,560,626	1,421,256	1,431,027	1,445,755	1,469,210
Assets	2,350,021	2,059,306	2,030,231	2,005,950	2,004,207
Interest bearing deposits	1,519,877	1,411,666	1,388,496	1,370,988	1,364,211
Deposits	2,031,924	1,735,635	1,711,021	1,704,873	1,678,240
Federal Home Loan Bank advances and other borrowings	10,966	20,989	22,391	12,174	42,088
Liabilities	2,068,408	1,780,756	1,758,663	1,739,509	1,743,010
Shareholders' equity	281,614	278,550	271,568	266,441	261,197
Performance Ratios:
Annualized return on average assets	1.06%	0.26%	1.06%	1.28%	1.15%
Annualized return on average equity	8.83%	1.94%	7.92%	9.63%	8.84%
Net interest margin (1)	3.23%	3.50%	3.49%	3.66%	3.68%
Annualized Noninterest income to average assets	1.85%	1.15%	1.12%	1.34%	1.41%
Efficiency ratio	66.44%	63.06%	68.46%	64.87%	68.51%
Loans by Type (at period end):
Commercial and industrial	$621,541	$447,311	$394,408	$382,816	$404,745
Commercial real estate - owner occupied	147,682	166,652	172,456	169,370	173,316
Commercial real estate - non-owner occupied	408,402	378,170	387,443	407,378	421,496
Construction and development	117,830	141,087	143,111	132,222	123,901
Consumer real estate	238,696	248,243	256,097	254,736	255,043
Consumer	27,542	27,739	28,426	29,059	26,704
Other	31,032	37,633	38,161	36,187	35,412
Asset Quality Data:
Allowance for loan losses to total loans	1.32%	1.39%	0.89%	0.91%	0.90%
Allowance for loan losses to non-performing loans	705%	550%	861%	754%	894%
Nonaccrual loans	$2,982	$3,658	$1,464	$1,701	$1,443
Troubled debt restructurings	1,228	1,306	2,717	2,725	1,238
Loans - over 89 days past due and accruing	639	399	38	551	302
Total non-performing loans	2,982	3,658	1,464	1,701	1,443
OREO and repossessed assets	147	147	1,044	914	914
Total non-performing assets	3,129	3,805	2,508	2,615	2,357
Non-performing loans to total loans	0.19%	0.25%	0.10%	0.12%	0.10%
Non-performing assets to total assets	0.13%	0.18%	0.12%	0.13%	0.12%
Non-performing assets to total loans and OREO	0.20%	0.26%	0.18%	0.19%	0.16%
Annualized net charge-offs (recoveries) to average loans	0.18%	0.01%	0.06%	(0.01)%	0.02%
Net charge-offs (recoveries)	$703	$43	$224	$(50)	$56
Interest Rates and Yields:
Loans	4.50%	5.10%	5.24%	5.48%	5.44%
Securities (1)	2.73%	3.04%	3.00%	3.14%	3.22%
Total interest-earning assets (1)	3.78%	4.56%	4.67%	4.95%	5.00%
Deposits	0.59%	1.14%	1.27%	1.38%	1.39%
Borrowings and repurchase agreements	3.16%	2.77%	2.88%	4.12%	3.09%
Total interest-bearing liabilities	0.81%	1.43%	1.58%	1.74%	1.75%
Other Information:
Full-time equivalent employees	286	288	289	290	290

_____________________

This information is preliminary and based on CapStar data available at the time of this earnings release.

(1)  Net Interest Margin, Securities yields, and Total interest-earning asset yields are calculated on a tax-equivalent basis.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Analysis of Interest Income and Expense, Rates and Yields (unaudited) (dollars in thousands)

Second quarter 2020 Earnings Release

	For the Three Months Ended June 30,
	2020			2019
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate
Interest-Earning Assets
Loans (1)	$1,560,626	$17,459	4.50%	$1,469,210	$19,931	5.44%
Loans held for sale	176,193	1,627	3.71%	91,585	1,068	4.68%
Securities:
Taxable investment securities (2)	194,876	1,236	2.54%	175,742	1,379	3.14%
Investment securities exempt from federal income tax (3)	43,886	312	3.60%	52,541	363	3.50%
Total securities	238,762	1,548	2.73%	228,283	1,742	3.22%
Cash balances in other banks	237,738	107	0.18%	75,485	411	2.18%
Funds sold	1	—	1.27%	767	6	2.96%
Total interest-earning assets	2,213,320	20,741	3.78%	1,865,330	23,158	5.00%
Noninterest-earning assets	136,701			138,877
Total assets	$2,350,021			$2,004,207
Interest-Bearing Liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$691,063	831	0.48%	$467,326	1,827	1.57%
Savings and money market deposits	492,682	731	0.60%	479,012	1,782	1.49%
Time deposits	336,132	1,416	1.69%	417,873	2,217	2.13%
Total interest-bearing deposits	1,519,877	2,978	0.79%	1,364,211	5,826	1.71%
Borrowings and repurchase agreements	11,131	88	3.16%	42,117	324	3.09%
Total interest-bearing liabilities	1,531,008	3,066	0.81%	1,406,328	6,150	1.75%
Noninterest-bearing deposits	512,046			314,029
Total funding sources	2,043,054			1,720,357
Noninterest-bearing liabilities	25,353			22,653
Shareholders’ equity	281,614			261,197
Total liabilities and shareholders’ equity	$2,350,021			$2,004,207
Net interest spread (4)			2.98%			3.25%
Net interest income/margin (5)		$17,675	3.23%		$17,008	3.68%

(1)	Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
(2)	Taxable investment securities include restricted equity securities.
(3)	Yields on tax exempt securities, total securities, and total interest-earning assets are shown on a tax equivalent basis.
(4)	Net interest spread is the average yield on total average interest-earning assets minus the average rate on total average interest-bearing liabilities.
(5)	Net interest margin is annualized net interest income calculated on a tax equivalent basis divided by total average interest-earning assets for the period.

This information is preliminary and based on CapStar data available at the time of this earnings release.

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2020 Earnings Release

	Three Months Ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Operating net income:
Net income	$6,181	$1,346	$5,421	$6,466	$5,756
Add: merger related expenses	448	290	163	187	1,711
Less: income tax impact of merger related expenses	(117)	(76)	(43)	(49)	(447)
Operating net income	$6,512	$1,560	$5,541	$6,604	$7,020

Operating diluted net income per share of common stock:
Operating net income	$6,512	$1,560	$5,541	$6,604	$7,020
Weighted average shares - diluted	18,320,006	18,443,725	18,443,916	18,532,479	18,650,706
Operating diluted net income per share of common stock	$0.36	$0.08	$0.30	$0.36	$0.38

Operating annualized return on average assets:
Operating net income	$6,512	$1,560	$5,541	$6,604	$7,020
Average assets	$2,350,021	$2,059,306	$2,030,231	$2,005,950	$2,004,207
Operating annualized return on average assets	1.11%	0.30%	1.08%	1.31%	1.40%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$281,614	$278,550	$271,568	$266,441	$261,197
Less: average intangible assets	(43,871)	(44,253)	(44,646)	(45,050)	(45,456)
Average tangible equity	237,743	234,297	226,922	221,391	215,741
Operating net income	$6,512	$1,560	$5,541	$6,604	$7,020
Operating annualized return on average tangible equity	11.02%	2.68%	9.69%	11.83%	13.05%

Operating efficiency ratio:
Total noninterest expense	$18,934	$14,211	$15,266	$15,531	$16,470
Less: merger related expenses	(448)	(290)	(163)	(187)	(1,711)
Total operating noninterest expense	18,486	13,921	15,103	15,344	14,759
Net interest income	17,675	16,661	16,581	17,156	17,008
Total noninterest income	10,823	5,874	5,719	6,788	7,032
Total revenues	$28,498	$22,535	$22,300	$23,944	$24,040
Operating efficiency ratio:	64.87%	61.78%	67.73%	64.08%	61.39%

Operating annualized pre-tax pre-provision income to average assets:
Income before income taxes	$7,940	$771	$7,034	$8,538	$7,570
Add: merger related expenses	448	290	163	187	1,711
Add: provision for loan losses	1,624	7,553	—	(125)	—
Operating pre-tax pre-provision income	10,012	8,614	7,197	8,600	9,281
Average assets	$2,350,021	$2,059,306	$2,030,231	$2,005,950	$2,004,207
Operating annualized pre-tax pre-provision income to average assets:	1.71%	1.68%	1.41%	1.70%	1.86%

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Tangible Equity:
Total shareholders' equity	$281,950	$275,790	$273,046	$268,082	$262,664
Less: intangible assets	(43,633)	(44,008)	(44,393)	(44,790)	(45,199)
Tangible equity	$238,317	$231,782	$228,653	$223,292	$217,465

Tangible Common Equity:
Tangible equity	$238,317	$231,782	$228,653	$223,292	$217,465
Less: preferred equity	—	—	—	—	(9,000)
Tangible common equity	$238,317	$231,782	$228,653	$223,292	$208,465

Tangible Book Value per Share of Common Stock:
Tangible common equity	$238,317	$231,782	$228,653	$223,292	$208,465
Total shares of common stock outstanding	18,302,188	18,307,802	18,361,922	18,343,403	17,561,476
Tangible book value per share of common stock	$13.02	$12.66	$12.45	$12.17	$11.87

CAPSTAR FINANCIAL HOLDINGS, INC. AND SUBSIDIARY

Non-GAAP Financial Measures (unaudited) (dollars in thousands except share data)

Second quarter 2020 Earnings Release

	Six Months Ended
	June 30, 2020	June 30, 2019
Operating net income:
Net income	$7,527	$10,535
Add: merger related expenses	738	2,305
Less: income tax impact of merger related expenses	(193)	(603)
Operating net income	$8,072	$12,237

Operating diluted net income per share of common stock:
Operating net income	$8,072	$12,237
Weighted average shares - diluted	18,381,866	18,740,322
Operating diluted net income per share of common stock	$0.44	$0.65

Operating annualized return on average assets:
Operating net income	$8,072	$12,237
Average assets	$2,204,663	$1,996,386
Operating annualized return on average assets	0.74%	1.24%

Operating annualized return on average tangible equity:
Average total shareholders' equity	$280,082	$259,162
Less: average intangible assets	(44,062)	(45,672)
Average tangible equity	236,020	213,490
Operating net income	$8,072	$12,237
Operating annualized return on average tangible equity	6.88%	11.56%

Operating efficiency ratio:
Total noninterest expense	$33,145	$31,196
Less: merger related expenses	(738)	(2,305)
Total operating noninterest expense	32,407	28,891
Net interest income	34,336	34,010
Total noninterest income	16,697	11,767
Total revenues	$51,033	$45,777
Operating efficiency ratio:	63.50%	63.11%